EXHIBIT 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Quanterix Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

(1)	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
(2)	Equity	Common Stock, par value $0.001 per share, to be issued under the Akoya Biosciences, Inc. 2021 Equity Incentive Plan	Other	253,181 (3)	$5.983	$1,514,782	$153.10 per $1,000,000	$231.91
(3)	Equity	Common Stock, par value $0.001 per share, to be issued pursuant to restricted stock unit inducement awards	Other	267,269 (4)	$5.983	$1,599,070	$153.10 per $1,000,000	$244.82
	Total Offering Amounts					$3,113,852		$476.73
(4)	Total Fee Offsets							$—
	Net Fee Due							$476.73

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, par value $0.001 per share (“Common Stock”), of Quanterix Corporation (i) authorized for issuance under the Akoya Biosciences, Inc. 2021 Equity Incentive Plan (the “Assumed Plan”) and (ii) pursuant to Quanterix Corporation’s restricted stock unit inducement awards to 20 new employees. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable in respect of such securities by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on The Nasdaq Global Market on March 17, 2025.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on The Nasdaq Global Market on July 10, 2025.

(4)	The registrant does not have any fee offsets.